Pulse Biosciences Reports First Quarter 2022 Financial Results

HAYWARD, Calif. [Business Wire] – May 11, 2022 – Pulse Biosciences, Inc. (Nasdaq: PLSE), a novel bioelectric medicine company commercializing the CellFX® System powered by Nano-Pulse Stimulation™ (NPS™) technology, today announced financial results for the first quarter of 2022.

Company Updates

•	Increased the average CellFX System commercial session utilization four week moving average during Q1 with decreasing trend in early Q2 due to transition in commercial strategy.
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Appointed new commercial leadership and began initiation of the CellFX System utilization program in May with nine commercial clinics to establish commercial integration best practices. Established program goal for each clinic of 40 commercial sessions per month. Average monthly utilization of the nine participating clinics during Q1 was 14 sessions per month.

•	Generated first quarter 2022 revenue of $444 thousand.
•	Completed one commercial sale of a CellFX System in the first quarter of 2022.
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Transitioned 10 Controlled Launch Program participants to commercial use in the first quarter totaling 39 commercial conversions at the end of the first quarter. There are 20 clinics remaining in the Controlled Launch program after a total of 11 clinics have opted out as of the end of Q1.

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Met with FDA regarding the Additional Information (AI) letter response to the sebaceous hyperplasia 510(k). Provided additional analysis of the clinical data following the meeting, at FDA’s request, and anticipate further communication prior to any formal response to the AI letter.

“In the first quarter of 2022 we took steps to refocus our CellFX dermatology efforts by bringing in new commercial leadership. We have prioritized increasing CellFX System utilization at a subset of our commercial clinics, with the goal of developing commercial integration best practices that will drive utilization across all clinics. While these best practices are being established there will be a reduced focus on capital sales,” said Darrin Uecker, President and CEO of Pulse Biosciences. “We also continue to prioritize indication expansion for the CellFX System and are actively working with FDA on this process.”

First Quarter 2022 Results

Revenue for the three months ended March 31, 2022 was $444 thousand. System revenue for the three months ended March 31, 2022 was $367 thousand. Cycle units revenue for the three months ended March 31, 2022 was $77 thousand resulting from the purchase of cycle units to be used with commercial systems. Total revenues of $331 thousand were recognized on a non-cash basis resulting from the Controlled Launch Participants opting to acquire CellFX Systems during the quarter.

Total GAAP cost and expenses representing cost of revenues, research and development, sales and marketing and general and administrative expenses for the three months ended March 31, 2022 were $17.7 million, compared to $18.5 million for the prior year period. Non-GAAP cost and expenses for the three months ended March 31, 2022 were $14.7 million, compared to $11.3 million for the same period in the prior year. The year-over-year increase in non-GAAP cost and expenses was primarily driven by the expansion of commercial and operational infrastructure, including increased headcount, to support commercialization activities. The first quarter of 2022 also included a discrete restructuring charge of $733 thousand, of which $706 thousand remains in accrued expenses as of March 31, 2022.

GAAP net loss for the three months ended March 31, 2022 was ($17.3) million compared to ($18.6) million for the three months ended March 31, 2021. Non-GAAP net loss for the three months ended March 31, 2022 was ($14.2) million compared to ($11.4) million for the three months ended March 31, 2021.

Cash, cash equivalents and investments totaled $12.7 million as of March 31, 2022 compared to $59.9 million as of March 31, 2021 and $28.6 million as of December 31, 2021. Cash used in the first quarter of 2022 totaled $15.9 million compared to $10.7 million used in the same period in the prior year and $13.4 million used in the fourth quarter of 2021.

Reconciliations of GAAP to non-GAAP cost and expenses and net loss have been provided in the tables following the financial statements in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Webcast and Conference Call Information

Pulse Biosciences’ management will host a conference call today, May 11, 2022, beginning at 1:30pm PT. Investors interested in listening to the conference call may do so by dialing 1-877-704-4453 for domestic callers or 1-201-389-0920 for international callers. A live and recorded webcast of the event will be available at https://investors.pulsebiosciences.com/.

About Pulse Biosciences®

Pulse Biosciences is a novel bioelectric medicine company committed to health innovation that has the potential to improve the quality of life for patients. The Company’s proprietary Nano-Pulse Stimulation technology delivers nano-second pulses of electrical energy to non-thermally clear cells while sparing adjacent non-cellular tissue. The CellFX® System is the first commercial product to harness the distinctive advantages of NPS technology to treat a variety of applications for which an optimal solution remains unfulfilled. The initial commercial use of the CellFX System is to address a range of dermatologic conditions that share high demand among patients and practitioners for improved dermatologic outcomes. Designed as a multi-application platform, the CellFX System offers customer value with a utilization-based revenue model. Visit pulsebiosciences.com to learn more.

To stay informed about the CellFX System, please visit CellFX.com and sign-up for updates.

Pulse Biosciences, CellFX, Nano-Pulse Stimulation, NPS and the stylized logos are among the trademarks and/or registered trademarks of Pulse Biosciences, Inc. in the United States and other countries.

Non-GAAP Financial Measures

In this press release, in order to supplement the Company’s condensed consolidated financial statements presented in accordance with Generally Accepted Accounting Principles, or GAAP, management has disclosed certain non-GAAP financial measures for the statement of operations. The Company believes that an evaluation of its ongoing operations (and comparisons of its current operations with historical and future operations) would be difficult if the disclosure of its financial results were limited to financial measures prepared in accordance with GAAP. As a result, the Company is disclosing certain non-GAAP results in order to supplement investors’ and other readers’ understanding and assessment of the Company’s financial performance. Company management uses these measurements as aids in monitoring the Company’s ongoing financial performance from quarter to quarter, and year to year, on a regular basis and for financial and operational decision-making. Non-GAAP adjustments include stock-based compensation, depreciation and amortization and restructuring charges. From time to time in the future, there may be other items that the Company may exclude if the Company believes that doing so is consistent with the goal of providing useful information to management and investors. The Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures as analytical tools. Investors are encouraged to review these reconciliations, and not to rely on any single financial measure to evaluate the Company’s business.

Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies, which could reduce the usefulness of the Company’s non-GAAP financial measures as tools for comparison. Investors and other readers are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP measures to their most directly comparable GAAP measures set forth below and should consider non-GAAP measures only as a supplement to, not as a substitute for or as a superior measure to, measures of financial performance prepared in accordance with GAAP. Non-GAAP financial measures in this earnings release exclude the following:

Non-cash expenses for stock-based compensation. The Company has excluded the effect of stock-based compensation expenses in calculating the Company’s non-GAAP cost and expenses and net loss measures. Although stock-based compensation is a key incentive offered to employees, the Company continues to evaluate its business performance excluding stock-based compensation expenses. The Company records stock-based compensation expense related to grants of performance and time-based options. Depending upon the size, timing and terms of the grants, as well as the probability of achievement of performance-based awards, this expense may vary significantly but will recur in future periods. The Company believes that excluding stock-based compensation better allows for comparisons from period to period.

Depreciation and amortization. The Company has excluded depreciation and amortization expense in calculating its non-GAAP cost and expenses and net loss measures. Depreciation and amortization are non-cash charges to current operations.

Restructuring charges. The Company has excluded restructuring charges in calculating its non-GAAP cost and expenses and net loss measures. Restructuring programs involve discrete initiatives designed to improve operating efficiencies and include employee termination, contract termination, and other exit costs associated with the restructuring program. The Company believes that excluding discrete restructuring charges allows for better comparisons from period to period.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, statements relating to Pulse Biosciences’ expectations regarding the Company’s Controlled Launch program and the Company’s other activities to develop and commercialize NPS technology to drive growth, such as statements concerning the timing and prospects for converting participants in the Controlled Launch into commercial customers, statements concerning customer adoption and future use of the CellFX System, and statements concerning the use of best practices to drive utilization across clinics, statements about market opportunities in aesthetic dermatology and in other areas of medicine, statements about potential future regulatory clearances and about expanding the CellFX System’s indications for use, statements relating to the effectiveness of the Company’s NPS technology and the CellFX System to improve patient outcomes, statements relating to the Company’s current and planned future clinical studies and its ability to execute these studies successfully, statements about the Company’s pipeline of product candidates and ability to pursue applications for NPS technology outside of dermatology, statements relating to the impact of COVID-19, statements concerning the impact of the Company’s recent corporate restructuring on its operations, statements about the Company’s rights offering or any other of its future financing activities, and other future events. These forward-looking statements are not historical facts but rather are based on Pulse Biosciences’ current expectations, estimates, and projections regarding Pulse Biosciences’ business, operations and other similar or related factors. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond Pulse Biosciences’ control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in Pulse Biosciences’ filings with the Securities and Exchange Commission. Pulse Biosciences undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Contacts:

Investors:

Pulse Biosciences

Sandra Gardiner, EVP and CFO

510.241.1077

IR@pulsebiosciences.com

or
Gilmartin Group
Philip Trip Taylor

415.937.5406
philip@gilmartinir.com

Media:
Tosk Communications
Nadine D. Tosk

504.453.8344

nadinepr@gmail.com or
press@pulsebiosciences.com

PULSE BIOSCIENCES, INC.
Condensed Consolidated Balance Sheets
(In thousands, except per share amounts)
(Unaudited)

	March 31,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$12,676	$28,614
Accounts Receivable	21	61
Inventory	7,487	5,824
Prepaid expenses and other current assets	1,979	2,131
Total current assets	22,163	36,630

Property and equipment, net	2,554	2,462
Intangible assets, net	3,050	3,216
Goodwill	2,791	2,791
Right-of-use assets	8,611	8,785
Other assets	365	365
Total assets	$39,534	$54,249

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,486	$2,904
Accrued expenses	4,604	4,389
Deferred revenue	16	16
Lease liability, current	799	774
Note payable, current	—	436
Total current liabilities	8,905	8,519

Lease liability, less current	9,833	10,040
Total liabilities	18,738	18,559

Stockholders’ equity:
Preferred stock, $0.001 par value; authorized – 50,000 shares; no shares issued and outstanding	—	—
Common stock, $0.001 par value: authorized – 500,000 shares; issued and outstanding – 29,802 shares and 29,716 shares at March 31, 2022 and December 31, 2021, respectively	29	29
Additional paid-in capital	274,240	271,861
Accumulated other comprehensive income (loss)	—	—
Accumulated deficit	(253,473)	(236,200)
Total stockholders’ equity	20,796	35,690
Total liabilities and stockholders’ equity	$39,534	$54,249

PULSE BIOSCIENCES, INC.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except per share data)

(Unaudited)

	Three-Month Periods Ended
	March 31,
	2022	2021
Revenues:
Product revenues	$444	$—
Total revenues	444	—
Cost and expenses:
Cost of revenues	909	—
Research and development	6,769	9,063
Sales and marketing	5,541	4,146
General and administrative	4,498	5,316
Total cost and expenses	17,717	18,525
Loss from operations	(17,273)	(18,525)
Other income (expense):
Interest income (expense), net	—	(114)
Total other income (expense)	—	(114)
Net loss	(17,273)	(18,639)
Other comprehensive gain (loss):
Unrealized gain (loss) on available-for-sale securities	—	1
Comprehensive loss	$(17,273)	$(18,638)
Net loss per share:
Basic and diluted net loss per share	$(0.58)	$(0.71)
Weighted average shares used to compute net loss per common share — basic and diluted	29,745	26,072

	Three-Month Periods Ended
	March 31,
Stock Based Compensation Expense:	2022	2021
Cost of revenues	$90	$—
Research and development	457	3,166
Sales and marketing	454	1,761
General and administrative	1,006	2,038
Total stock-based compensation expense	$2,007	$6,965

PULSE BIOSCIENCES, INC.

Consolidated Revenue Financial Highlights

(In thousands)

(Unaudited)

	Three-Month Periods Ended
	March 31,
	2022		2021
Revenue by category:
Systems	$367	83%	$—	-
Cycle units	77	17%	—	-
Total revenue	$444	100%	$—	-

Revenue by geography:
North America	$312	70%	$—	-
Rest of World	132	30%	—	-
Total revenue	$444	100%	$—	-

Reconciliation of GAAP to Non-GAAP Financial Measures

The following table presents the reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures:

(In thousands)

(Unaudited)

	Three-Month Periods Ended
	March 31,
	2022	2021
Reconciliation of GAAP to non-GAAP Cost of revenues:
GAAP Cost of revenues	$909	$—
Less: Stock-based compensation expense	(90)	—
Less: Depreciation and amortization	(5)	—
Less: Restructuring	(19)	—
Non-GAAP Cost of revenues	$795	$—

Reconciliation of GAAP to non-GAAP Research and development:
GAAP Research and development	$6,769	$9,063
Less: Stock-based compensation expense	(457)	(3,166)
Less: Depreciation and amortization	(59)	(39)
Less: Restructuring	(127)	—
Non-GAAP Research and development	$6,126	$5,858

Reconciliation of GAAP to non-GAAP Sales and marketing:
GAAP Sales and Marketing	$5,541	$4,146
Less: Stock-based compensation expense	(454)	(1,761)
Less: Depreciation and amortization	(13)	—
Less: Restructuring	(546)	—
Non-GAAP Sales and marketing	$4,528	$2,385

Reconciliation of GAAP to non-GAAP General and administrative:
GAAP General and administrative	$4,498	$5,316
Less: Stock-based compensation expense	(1,006)	(2,038)
Less: Depreciation and amortization	(249)	(240)
Less: Restructuring	(41)	—
Non-GAAP General and administrative	$3,202	$3,038

Reconciliation of GAAP to non-GAAP Cost and expenses:
GAAP Cost and expenses	$17,717	$18,525
Less: Stock-based compensation expense	(2,007)	(6,965)
Less: Depreciation and amortization	(326)	(279)
Less: Restructuring	(733)	—
Non-GAAP Cost and expenses	$14,651	$11,281

Reconciliation of GAAP to non-GAAP Net loss:
GAAP Net loss	$(17,273)	$(18,639)
Add: Stock-based compensation expense	2,007	6,965
Add: Depreciation and amortization	326	279
Add: Restructuring	733	—
Non-GAAP Net loss	$(14,207)	$(11,395)